UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2014

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

IRS Notice

On March 24, 2014, the Internal Revenue Service (“IRS”) mailed a “Notice of Beginning of Administrative Proceeding” (the “Notice”) to QR Energy, LP (the “Partnership”) stating that the IRS is commencing an audit of the Partnership’s federal income tax return for the year ended December 31, 2011. We believe this to be a routine audit of the various items of the Partnership’s income, gain, deductions, losses and credits. We are making this disclosure to satisfy the requirement under applicable Treasury regulations that we notify certain of the Partnership’s limited partners of the Notice within 75 days of mailing of the Notice by the IRS. As indicated in Note 17 of the Partnership’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2014, we are fully cooperating with the IRS in the audit process. Although no assurance can be given, we do not anticipate any change in prior period taxable income. A copy of the Notice is attached as an exhibit hereto.

Item 8.01. Other Events.

The information included in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	QR Energy, LP Notice of Beginning of Administrative Proceeding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Senior Vice President & General Counsel

Dated: June 6, 2014

Exhibit Index

(d)	Exhibits.

99.1	QR Energy, LP Notice of Beginning of Administrative Proceeding.